Keegan Resources Inc.

Suite 1204-700 West Pender Street
Vancouver, BC V6C 1G8

December 7, 2005

Gerald W. Baughman
P.O. Box 18127
Reno, Nevada 89511
USA

Dear Sirs:

Re: **Keegan Resources Inc. (the "Company") and Gerald W. Baughman (the "Optionor")**

The purpose of this letter is to outline the principle terms upon which the Optionor has agreed to provide the Company with an option (the "Option") to purchase the property known as the "Black Velvet Property" situated in Nevada and more particularly referred to on the attached Schedule "A" (the "Property"). Although this letter agreement will create binding legal obligations between the parties it is intended that this letter agreement will be superseded by a formal agreement which will incorporate the within terms (the "Formal Agreement"). In the event the Formal Agreement is not entered into the relationship between the parties will be governed by this letter agreement.

The Option may be exercised by the Company by making the following payments and issuing the following shares to the Optionor:

1. paying the Optionor US$150,000 in cash as follows:
   a. US$2,500 upon execution of this letter agreement;
   b. US$27,500 on December 1, 2006;
   c. US$30,000 on May 31, 2007;
   d. US$40,000 on May 31, 2008; and
   e. US$50,000 on May 31, 2009.
2. issuing to the Optionor 150,000 common shares as follows:
   a. 10,000 common shares upon TSX Exchange approval;
   b. 20,000 common shares on May 31, 2006;
   c. 30,000 common shares upon May 31, 2007;
   d. 40,000 common shares on May 31, 2008; and
   e. 50,000 common shares on May 31, 2009.

Upon having made the payments referred to in paragraph 1 above and having issued the common shares in accordance with paragraph 2 above the Company shall own a 100% interest in the Property

We understand that you also have fourteen (14) additional mining claims that are contiguous to the Property but which are currently leased to a third party (the "Additional Claims").

This is to confirm that in the event the third party referred to above returns the Additional Claims to you or otherwise withdraws from the Additional Claims, you will include the Additional Claims as part of the definition of the "Property" hereunder and the Company will provide you with a 2 ½ % net smelter return royalty (the "NSR") over the entire Property, which will then be comprised of 16 claims.

The Company will have the right, at any time, to purchase 60% of the NSR for US$3 million which, upon completion of such purchase, would leave the Optionor with a 1% NSR.

Assuming the within terms accurately reflects our agreement please execute a copy of this letter and return it to us.

Yours truly,

KEEGAN RESOURCES INC.

Per: ____________________
Authorized Signatory

/cs

Agreed to and Acknowledged:

____
Gerald W. Baughman

C:\Documents and Settings\...\Local Settings\Temporary Internet Files\...\Letter to Gerald Baughman.doc

SCHEDULE "A"

The following Mining Claims in Nevada

1.	NVPE VL – 9	NMC 909614	Pershing county Book 401 Page 739
2.	NVPE VL – 10	NMC 909615	Pershing county Book 401 Page 740



Mount Diablo meridian
Township T27N
Range R29E
Section 6
36
31
6
2,340 ft S. 25° E
from NW cor Sec. 6 to LM NVPE VL-9
at portal of adit
1750
0
cor #4
DH VEL* 9303
cor #4
LM
LM
cor #1
cor #1
NVPE VL-9
cor #3
cor #3
NVPE VL-10
cor #2
cor #2
0
500 ft
REW